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                                                                   Exhibit 4.5 C

                          SECOND SUPPLEMENTAL INDENTURE

          This SECOND SUPPLEMENTAL INDENTURE, dated as of April 30, 20O1, (the "Second Supplement Indenture"), is by and among Isle of Capri Casinos, Inc., a
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Delaware Corporation (the "Company"); Riverboat Corporation of Mississippi, a
                           -------
Mississippi corporation; Riverboat Corporation of Mississippi-Vicksburg, a Mississippi corporations; Riverboat Services, Inc., an Iowa corporation; CSNO, L.L.C., a Louisiana limited liability company; Louisiana Riverboat Gaming Partnership, a Louisiana partnership; St. Charles Gaming Company, Inc., a Louisiana corporation; Grand Palais Riverboat, Inc., a Louisiana corporation; LRGP Holdings, L.L.C., a Louisiana limited liability company; PPL, Inc., a Florida corporation; Isle of Capri Casino Colorado, Inc., a Colorado corporation; Isle of Capri Casino-Tunica, Inc., a Mississippi corporation; IOC-Coahoma, Inc., a Mississippi corporation; IOC Holdings, L.L.C., a Louisiana limited liability company (collectively, the "Subsidiary Guarantors"), any other
                                              ---------------------
person that may from time to time become a party to the Indenture (as defined below) pursuant to its terms and State Street Bank and Trust Company, as trustee (the "Trustee").
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                                    RECITALS

          A. The Company, the Subsidiary Guarantors (or their predecessors and LRG Hotels, L.L.C.) and the Trustee arc parties to that certain Indenture, dated as of April 23, 1999, as amended by that certain First Supplemental Indenture dated as of September 16, 1999 (as amended, the "Indenture"), governing the
                                                 ---------
Company's 8 3/4% Senior Subordinated Notes due 2009, Series A, which have been issued under the Indenture (the "Transfer Restricted Notes"), and the Company's
                                 -------------------------
8 3/4% Senior Subordinated Notes due 2009, Series B, to be issued in exchange for the Transfer Restricted Notes (the "Exchange Notes" and together with the
                                        --------------
Transfer Restricted Notes, the "Notes").
                                -----

          B. Section 901 of the Indenture expressly provides, among other things, that without the consent of any Holder, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, may enter into a supplemental indenture to evidence the succession of another Person to a Subsidiary Guarantor and the assumption by any such successor of the covenants of such Subsidiary Guarantor contained in the Indenture and in the Subsidiary Guarantees.

          C. Section 801(b) of the Indenture expressly provides, among other things, that a Restricted Subsidiary may merge into another Restricted Subsidiary if the conditions set forth therein are met.

          D. The Company and the Subsidiary Guarantors desire to supplement the Indenture to reflect the mergers effective April 29, 2001, of the following Restricted Subsidiaries into the following Restricted Subsidiaries; CSNO, Inc., into CSNO, L.L.C.; LRGP Holdings, Inc., into LRGP Holdings, L.L,C.; and LRG Hotels, L.L.C., into IOC Holdings, L.L.C.

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                                      -2-

          NOW, THEREFORE, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes issue under the Indenture from and after the date of this Second Supplemental Indenture, as follows:

          1. Definition. Capitalized terms used in this Second Supplemental
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Indenture (including capitalized terms used in the Recitals to this Second
Supplemental Indenture) that are not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

          2. New subsidiary Guarantors. In accordance with Section 801(b),
             -------------------------
Section 101B(f) and Section 1209 of the Indenture, CSNO, L.L.C., LRGP Holdings, L.L.C., and IOC Holdings, L.L.C., each shall be a Restricted Subsidiary and a Subsidiary Guarantor and each has executed an Addendum to Subsidiary Guarantee. Each of CSNO, L.L.C., LRGP Holdings, L.L.C., and IOC Holdings, L.L.C. hereby assumes all of the obligations under the Notes, the Subsidiary Guarantees and the Indenture of the former Restricted Subsidiary which has been merged into such surviving Restricted Subsidiary as recited above.

          3. Effect on Indenture. Except as expressly modified by this Second
             -------------------
Supplemental Indenture, all of the terms and provisions of the Indenture shall remain in full force and effect.

          4. Recitals; Reliance. The Recitals to this Second Supplemental
             ------------------
Indenture shall be deemed to be representations of the Company and the Trustee accepts no responsibility for such Recitals. In accordance with Section 903 of the Indenture, the Trustee has entered into this Second Supplemental Indenture in reliance as an Opinion of Counsel stating that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture and that the Indenture as amended by this Second Supplemental Indenture, constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms.

          5. Counterparts. This Second Supplemental Indenture may be executed in
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several counterparts, all of which together shall constitute one agreement binding on all parties notwithstanding that all parties have not signed the same counterpart.

          6. Governing Law. This Second Supplemental Indenture shall be governed
             -------------
by and construed is accordance with the laws of the State of New York without giving effect to the applicable principles of conflict of laws.

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                                      -3-

          IN WITNESS WHEREOF, the parties to this Second Supplemental Indenture have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                            ISLE OF CAPRI CASINOS, INC.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            STATE STREET BANK AND TRUST
                                            COMPANY, as Trustee


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            RIVERBOAT CORPORATION OF MISSISSIPPI


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            RIVERBOAT CORPORATION OF
                                            MISSISSIPPI-VICKSBURG


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President

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                                      -4-

                                            RIVERBOAT SERVICES, INC.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            CSNO, L.L.C.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            LOUISIANA RIVERBOAT
                                            GAMING PARTNERSHIP


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            ST. CHARLES GAMING COMPANY, INC.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President

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                                      -5-

                                            GRAND PALAIS RIVERBOAT, INC.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            LRGP HOLDINGS, L.L.C.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            PPI, INC.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            ISLE OF CAPRI CASINO COLORADO, INC.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President

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                                      -6-

                                            ISLE OF CAPRI CASINO-TUNICA, INC.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            IOC-COAHOMA, INC.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President


                                            IOC HOLDINGS, L.L.C.


                                            By:
                                                -------------------------------
                                                Name:  Allan B. Solomon
                                                Title: Executive Vice President